UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2009

FREEDOM FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-51286	43-1647559
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.

3058 East Elm Street, Springfield, MO 65802
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (417) 886-6600

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into Material Definitive Agreement

On October 19, 2009, we entered into an Auto Receivables Purchase Agreement (the “ACA Purchase Agreement”) with American Credit Acceptance, LLC, an unrelated South Carolina limited liability company (“ACA”).  As a result of entering into the ACA Purchase Agreement, we have terminated the Auto Receivables Purchase Agreement (the “FIFS Purchase Agreement”) with First Investors Financial Services, Inc. (“FIFS”) as described in Item 1.02 below.

Pursuant to the ACA Purchase Agreement, we have agreed to sell all or substantially all of our portfolio of subprime used automobile installment sales contracts (the “Receivables”) to ACA for a cash purchase price calculated as the sum of a percentage of the outstanding principal balance of Receivables falling in different classes based upon their aging and collectability on the closing date (the “ACA Asset Sale”). The aggregate purchase price payable by ACA for the Receivables is substantially higher than the price FIFS had agreed to pay under the FIFS Purchase Agreement, even after considering the breakup fee to FIFS described in Item 1.02.  The Board of Directors thus believes that entering into the ACA Purchase Agreement is in the best interest of our stockholders.

We intend to use the proceeds from the ACA Asset Sale primarily to pay off our $15 million secured revolving warehouse line of credit (the “Remark Loan”) with ReMark Lending Co. (“Lender”), which had a principal balance of approximately $12 million as of June 30, 2009.  As we have previously reported, Lender has advised us it does not intend to extend the ReMark Loan past the January 31, 2010 maturity date.  The ReMark Loan is secured primarily by the Receivables, which comprise substantially all of our assets.

The projected closing date for the ACA Asset Sale is on or before December 15, 2009.  Consummation of the ACA Asset Sale is subject to fulfillment of a number of conditions, including approval by our stockholders.  There can be no assurance the ACA Asset Sale will close.

The ACA Purchase Agreement provides for a breakup fee to ACA if we elect to terminate or fail to consummate the ACA Asset Sale, unless we terminate the ACA Purchase Agreement because we are able to obtain financing that will allow us to refinance the ReMark Loan.

Item 1.02             Termination of a Material Definitive Agreement

On October 20, 2009, we provided written notice to FIFS that we have terminated the FIFS Purchase Agreement.  The FIFS Purchase Agreement was described in our current report on Form 8-K filed with the SEC on October 5, 2009.

We paid a $150,000 breakup fee to FIFS on termination, as required by the FIFS Purchase Agreement.

Cautionary Statement Regarding Forward-Looking Information.  This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding our expectations with respect to the ACA Asset Sale, our payoff of the ReMark Loan, and our ability to remain in business following those events.  Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements.  Factors that might affect actual results, performance, or achievements include, among other things, whether we are able to obtain financing that would allow us to refinance the ReMark Loan, any failure of the ACA Asset Sale to close, the aging and collectibility of our Receivables at closing of the ACA Asset Sale, and the risk that the Lender may declare us in default and sell our assets in foreclosure at distressed sale prices if we do not pay off the Remark Loan on the maturity date.  The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, as of the date of this report, taking into account information currently available to us.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us, including those events and factors detailed in our filings with the Securities and Exchange Commission.  Neither we nor any other person assumes responsibility for the accuracy or completeness of these statements.  We do not intend to update these forward-looking statements and undertake no duty to provide any such update under any circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October __, 2009	FREEDOM FINANCIAL GROUP, INC.

	By:	/s/ Jerald L. Fenstermaker
President and Chief Executive Officer